UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

Suite 700 – 220 Bay Street, Toronto, Ontario M5J 2W4
(Address of principal executive offices and Postal Code)

647-725-0797
Registrant’s telephone number, including area code

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure under Item 2.01 of this current report on Form 8-K is responsive to this item and is hereby incorporated by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Option to earn 51% Interest in Jarvis Island Property

Maverick Minerals Corporation (“Maverick”) has entered into a Option and Joint Venture Exploration Agreement dated June 8, 2012 (the “Agreement”) with Energold Minerals Inc. (“Energold”). Energold holds a 100% undivided right, title and interest in a group of mining claims situated in Thunder Bay, Ontario, Canada known as the Jarvis Island Property (the “Jarvis Property”). The Island is situated about 35 miles south of Thunder Bay about 5 km from the shore of Lake Superior near to the U.S. border (Minnesota). The property consist of 13.355 hectares and is believed to have mineral potential for the production of barite.

Pursuant to the terms of the Agreement Energold granted Maverick the right, in the form of two options, to acquire an aggregate 51% working interest in the Jarvis Property subject to certain conditions, including the following:

1.

To exercise the first option and earn a 30% undivided interest in the Jarvis Property, Maverick must: (i) issue to Energold 100,000 shares on or before June 29, 2012; (ii) issue to Energold an additional 100,000 shares on or before September 15, 2013; and (iii) incur a total of $200,000 in exploration expenditures on the Jarvis Property on or before September 15, 2014;

2.

To exercise the second option and earn an additional 21% undivided interest in the Jarvis Property, Maverick must: (i) exercise the first option, (ii) issue to Energold a further 200,000 shares on or before September 15, 2015, and (iii) incur and additional $200,000 in exploration expenditures on the Jarvis Property on or before June 8, 2017;

3.

During the period that both options are outstanding and after the formation of the joint venture (hereinafter defined), Maverick agreed to act as operator of the Jarvis Property in consideration of certain management fees in an amount up to 10% on general exploration expenditures and other fees in an amount up to 5% on drilling or other major contract costs as further set out in the Agreement. Decisions regarding exploration and development of the Jarvis Property are determined by a committee;

4.

If Maverick exercises the first option the parties agreed to participate in a joint venture (the “Joint Venture”) for the purpose of further exploration and development of Jarvis Property where the right to participate and the obligation to fund the Joint Venture will be apportioned 70% ($630,000) to Energold and 30% ($270,000) to Maverick and if Maverick exercises the second option the Joint Venture will be apportioned 51% ($612,000) to Maverick and 49% ($588,000) to Energold; and

5.

If Maverick has acquired a 51% undivided interest in the Jarvis Property as per the Agreement and a feasibility study is completed which demonstrates that the Jarvis Property may be profitably brought into production, then Maverick has the right to elect to commit the necessary financing to place the Jarvis Property into production and thereby earn a 70% interest in the newly initiated mining project.

Pursuant to the terms of the Agreement both options will terminate and Maverick will have no further interest in the Jarvis Property if it does not exercise the first option by September 15, 2013. If Maverick exercises the first option but does not exercise the second option as contemplated in the Agreement then Maverick’s interest in the Jarvis Property will be limited to the 30% undivided interest and any other interests of Maverick provided for under the Agreement. Each party agreed to indemnify the other against any environmental liabilities in connection with any operating activities on the Jarvis Property. There is no assurance that Maverick will exercise the option as planned or at all.

A Copy of the Option and Joint Venture Exploration Agreement is attached as exhibit 10.1 to this current report on Form 8-K.

ITEM 8.01 OTHER EVENTS

On April 23, 2012 Maverick changed its head office location to Suite 700 – 220 Bay Street, Toronto, Ontario M5J 2W4.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Option and Joint Venture Exploration Agreement dated June 8, 2012 between Maverick Minerals Corporation and Energold Minerals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/Robert Kinloch
Robert Kinloch
President

Date: June 11, 2012